UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14 (a) of the Securities
Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement	[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E) (2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

ENVIRONMENTAL ELEMENTS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[_]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing registration statement number, or the Form or Schedule and the date of its filing.

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Proxy Statement

Notice of 2002 Annual Meeting of Stockholders August 1, 2002

June 24, 2002

To Our Stockholders:

      You are cordially invited to attend this year’s Annual Meeting of Stockholders, to be held Thursday, August 1, 2002 at 9:00 a.m. at the Environmental Elements Corporation headquarters in Baltimore, Maryland. Holders of Common Stock will elect two directors for a three-year term and vote on the selection of auditors.

      In order to ensure maximum stockholder representation, I urge each of you, whether or not you expect to attend the meeting in person, to sign your proxy and return it promptly in the enclosed envelope. For your convenience, we have added two additional voting options, a toll-free number and an Internet web site, both of which are printed on the bottom portion of the proxy card.

Sincerely yours,

Samuel T. Woodside
Chairman

ENVIRONMENTAL ELEMENTS CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD THURSDAY, AUGUST 1, 2002

To the Stockholders of Environmental Elements Corporation:

      Notice is hereby given that the 2002 Annual Meeting of Stockholders of Environmental Elements Corporation, a Delaware corporation (the “Company”), will be held at 9:00 a.m. (Eastern Daylight Time) on Thursday, August 1, 2002 at the offices of the Company, 3700 Koppers Street, Baltimore, Maryland 21227, for the following purposes:

1.	To elect two directors for a three-year term and until their successors are duly elected and qualified.

2.	To vote upon a proposal to ratify the appointment of Ernst & Young LLP as independent public accountants for the Company’s 2003 fiscal year.

3.	To transact such other business as may properly come before the meeting.

      The Board of Directors has fixed the close of business on June 3, 2002, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting.

      To assure representation of your shares, you are requested, whether or not you plan to be present at the meeting, to complete, date, sign, and return the accompanying proxy in the enclosed postage prepaid envelope, or follow the instructions printed on the card to vote by telephone or Internet.

      If your shares are held of record by a broker, bank, or other nominee and you wish to vote your shares at the meeting, you must obtain and bring to the meeting appropriate authorization from the broker, bank, or other nominee authorizing you as beneficial owner to vote the shares directly.

By Order of the Board of Directors,

John C. Nichols
Secretary

Baltimore, Maryland
June 24, 2002

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

      The proxy accompanying this Proxy Statement is solicited by the Board of Directors of Environmental Elements Corporation (the “Company”). All proxies in the accompanying form, which are properly executed and duly returned, will be voted in accordance with the instructions at the Annual Meeting of Stockholders to be held on Thursday, August 1, 2002 at 9:00 a.m., at the principal offices of the Company, 3700 Koppers Street, Baltimore, Maryland, 21227, for the purposes set forth in the accompanying Notice of Meeting.

      This proxy statement and the enclosed form of proxy will be mailed to stockholders on or about June 24, 2002.

VOTING AND SOLICITATION OF PROXIES

      Only holders of record of the Company’s Common Stock at the close of business on June 3, 2002 will be entitled to notice of and to vote at the meeting. On that date there were issued and outstanding 7,242,590 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote on all matters to come before the meeting.

      The cost of soliciting proxies will be borne by the Company. In addition to the use of mails, officers, directors, and regular employees of the Company, the Company may solicit proxies personally or by telephone or telegraph. The Company also intends to reimburse brokerage firms, banks, custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy material to their principals.

      The holders of a majority of the total shares issued and outstanding, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting. The affirmative vote of a plurality of the total votes cast in person or by proxy at the meeting is required for the election of a director. Abstentions and broker non-votes are counted as present in determining whether the quorum requirement is satisfied. Abstentions and broker non-votes will not count as votes for or against a nominee for director. The affirmative vote of a majority of shares entitled to vote and represented in person or by proxy at the meeting is required for ratification of the appointment of independent public accountants and the election of directors. Abstentions and broker non-votes have the effect of votes against such appointment and approval. A broker non-vote occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

      It is important that you vote your proxy promptly. Therefore, whether or not you plan to attend the meeting in person, you are urged to vote using one of three convenient options. You can either (1) execute and return your postage-paid proxy card, (2) call the toll-free number printed on the bottom portion of the card or (3) visit the designated Internet web site to cast your vote, which is also printed on the card. The proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company an instrument revoking such proxy or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

ITEM 1

ELECTION OF DIRECTORS

      The membership of the Company’s Board of Directors is divided into three classes. Each year the directors in one class are elected to serve for a term of three years. The Board of Directors has authority under the Company’s By-laws to fill vacancies and to increase or decrease its size between annual meetings. The two directors serving in Class III, Samuel T. Woodside and F. Bradford Smith, last elected at the 1999 Annual Meeting, have terms expiring at the 2002 Annual Meeting.

      In the absence of instructions to the contrary, the shares represented by properly executed proxies will be voted in favor of the election of Mr. Woodside and Mr. Smith, who are recommended by the Board of Directors and have consented to be named and to serve if elected. The directors elected will hold office until the Annual Meeting in 2005, or until their successors are duly elected and qualified. If any nominee is unable to serve as a director, an event which management does not anticipate, the proxies reserve the right to vote for any substitute nominee proposed by the Board of Directors.

      Certain information regarding the nominees for election as directors at this year’s Annual Meeting is set forth below.

	Principal Occupation	Director
Name	During The Past Five Years	Since	Age
Samuel T. Woodside	Elected Chairman of the Board on February 25, 2000; Board member since December 12, 1996; President and Chief Operating Officer of NLS Animal Health, a national veterinary pharmaceutical distributor. President and Chief Executive Officer of Energy Controls International, an energy controls manufacturer and service provider, from 1997 through 2000; President and Chief Executive Officer of E.I.L. Instruments, Inc., an instrument distributor and manufacturer, from 1985 through 1997.	1996	49

F. Bradford Smith	Chairman of the Board from October 1, 1995 through March 10, 1997; Chief Financial Officer from March 29, 1996 through March 31, 1997 and from 1983 through October, 1990; Chief Executive Officer of the Company from 1990 through October 1, 1995; President of the Company from 1988 through 1995.	1983	59

Directors Continuing in Office

      Certain information regarding members of the Board of Directors who are not standing for election at this year’s Annual Meeting is set forth below.

			Class and
			Year in
	Principal Occupation	Director	Which Term
Name	During the Past Five Years	Since	Will Expire	Age
John C. Nichols	Secretary of the Company since July, 1983; Senior Vice President of the Company from July, 1983 through June, 1996; General Counsel of the Company	1983	I 2003	71

			Class and
			Year in
	Principal Occupation	Director	Which Term
Name	During the Past Five Years	Since	Will Expire	Age
	from 1989 through March, 1994; President and Chief Executive Officer of Environmental Elements Service Corporation, a subsidiary of the Company, from December, 1992 through June, 1994.
Barry Koh	Board member since August 1, 1997; President of B. Koh & Associates, Inc., a provider of consultation and project management services for environmental restoration and radioactive waste management projects, since August 1991. Senior Engineer with Partners Environmental Consulting, Inc., Ohio, since April 2002.	1997	I 2003	63
John L. Sams	Director since April 5, 2001; Chief Executive Officer of the Company since January, 2001 and President since February, 2000; President and Chief Executive Officer of Alfa Laval Celleco, a global provider of process equipment to the pulp and paper industry, from 1996 through 1998.	2001	I 2003	51
Richard E. Hug	Chairman Emeritus since October 1, 1995; Chairman of the Board of the Company from 1988 through October 1, 1995; President and Chief Executive Officer of the Company from 1983 through, respectively, 1988 and 1990.	1983	II 2004	67
Joseph J. Duffy	Director since December 7, 2000; President of Duffy Consulting Group LLC, specializing in corporate restructuring and revitalization, 1986 through present. Previously held executive positions with Eastmet Corporation, McCulloch Corporation, Vision Hardware Corporation and Woodbrook Capital.	2000	II 2004	57

CERTAIN INFORMATION REGARDING THE BOARD OF DIRECTORS

AND COMMITTEES OF THE BOARD

      During the last fiscal year, the Board of Directors held eight regular meetings to review significant developments affecting the Company, engage in strategic planning and act on matters requiring Board of Director approval. Each Director attended 75% or more of the combined number of meetings of the Board of Directors and of any committees of the Board on which such Director served.

      The Board of Directors has an Audit Committee, a Compensation Committee and a Strategic Planning Committee. Seven meetings of the Audit Committee, five meetings of the Compensation Committee, and three meetings of the Strategic Planning Committee were held during the 2002 fiscal year.

      The Audit Committee consists of Messrs. Duffy, Woodside, and Smith. The Audit Committee is charged with reviewing and examining reports of management and of the Company’s independent public accountants; evaluating internal accounting controls, audit results and financial reporting procedures; recommending the engagement and continuation of engagement of the Company’s independent public accountants; and meeting with, reviewing and considering recommendations of the independent public accountants.

      The Compensation Committee consists of Messrs. Hug, Smith, Koh, and Nichols. The Compensation Committee reviews the performance of the principal officers of the Company; annually reviews and recommends to the Board of Directors the level of salaries and other compensation for such officers; periodically reviews the main elements of the Company’s incentive compensation and employee benefit programs (including stock option plans) and makes recommendations with respect to the establishment of new plans; and grants to eligible employees and other individuals options to purchase Common Stock of the Company in accordance with the terms of the applicable plan and interprets and administers such plans.

      The Strategic Planning Committee, consisting of Messrs. Koh, Woodside, Smith and Duffy, reviews and provides direction in setting and monitoring of long-term market positioning, organizational development and other corporate goals.

      The Company does not have a Nominating Committee.

      Outside directors received an annual retainer of $12,000, paid in the form of Common Stock of the Company, and fees of $1,000 for each Board meeting attended and $500 for each committee meeting attended in fiscal year 2002.

SECURITY OWNERSHIP

      The following table sets forth information, as of June 3, 2002 as to the beneficial ownership of Common Stock of the Company (including shares which may be acquired within sixty days of June 3, 2002 pursuant to stock options) of each director of the Company, the executive officers appearing in the Summary Compensation Table, all directors and executive officers as a group, and all persons or entities known to the Company to own five percent of the Company’s Common Stock.

	Shares of Common Stock	Percentage
Name of Owner	Beneficially Owned[1]	of Class
State of Wisconsin Investment Board[2]	1,268,200	17.5
P. O. Box 7842 Madison, Wisconsin 53707

E*Capital Corporation[3]	833,300	11.5
1000 Wilshire Blvd. Los Angeles, California 90017

Richard E. Hug	770,791	10.6

F Bradford Smith[4]	662,382	9.1

John C. Nichols	137,429	1.9

John L. Sams[5]	71,000	*

Neil R. Davis[6]	52,000	*

Samuel T. Woodside[7]	39,459	*

Barry Koh	34,848	*

Lawrence Rychlak[8]	23,000	*

Joseph J. Duffy	7,637	*

All directors and executive officers as a group (9 persons)[9]	1,798,546	24.8

*	Holdings represent less than 1% of the stock outstanding.

     1 Unless otherwise indicated, the address of all directors and executive officers is 3700 Koppers Street, Baltimore, Maryland 21227. Unless otherwise indicated, all shares are held with sole voting and sole investment power. The figures for Messrs. Sams, Davis and Rychlak exclude 4,802, 9,220 and 747 shares, respectively, held for their accounts under the Company’s 401(k) Retirement Savings Plan as of March 31, 2002.

     2 State of Wisconsin Investment Board filed an amended 13G on February 8, 2002 reporting that it has sole voting power and sole dispositive power with respect to 1,268,200 shares.

     3 E*Capital Corporation filed an amended 13G on February 13, 2002 disclosing ownership of 833,300 shares of the Company’s stock.

     4 Includes 119,482 shares held by profit-sharing plans of which Mr. Smith is co-trustee and beneficiary and held by a Uniform Gift to Minors Act Trust of which Mr. Smith’s spouse is trustee.

     5 Includes options to purchase 61,000 shares of Common Stock under the Stock Option Plan which are exercisable within 60 days of June 3, 2002.

     6 Represents options to purchase 52,000 shares of Common Stock under the Stock Option Plan, which are exercisable within 60 days of June 3, 2002.

     7 Includes options to purchase 14,000 shares of Common Stock under the Stock Option Plan which are exercisable within 60 days of June 3, 2002.

     8 Includes options to purchase 12,000 shares of Common Stock under the Stock Option Plan which are exercisable within 60 days of June 3, 2002.

     9 Excludes 14,769 shares represented by vested interests under the Company’s 401(k) Retirement Savings Plan. Includes the 119,482 shares described in footnote 2, 61,000 shares described in footnote 5, 14,000 shares described in footnote 6, 52,000 shares described in footnote 7 and 12,000 shares described in footnote 8.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

      The following table sets forth all compensation paid or allocated for services rendered in all capacities during the fiscal years ended March 31, 2002, 2001, and 2000 to the Company’s Chief Executive Officer, and to the executive officers of the Company. The table includes amounts deferred under the Company’s Retirement Savings Plan in connection with services rendered during the period.

SUMMARY COMPENSATION TABLE

					Long

					Term
	Annual Compensation				Comp.
					Awards

	Fiscal	Salary	Bonus	Other	Options	All Other
Name and Principal Position	Year				(#)	Compensation

John L. Sams[1]	2002	$237,500	$75,041	$0	30,000	$4,388
President & Chief Executive Officer	2001	$225,000	$30,000	$0	25,000	$4,293
	2000	$122,192	0	$0	75,000	$504

Neil R. Davis[2]	2002	$180,000	$45,595	$0	15,000	$3,399
Senior Vice President — Operations	2001	$170,000	$15,000	$0	30,000	$3,366
	2000	$176,154	$21,000	$0	—	$2,531

Lawrence Rychlak[3]	2002	$150,000	$37,616	$0	40,000	$3,589
Senior Vice President and	2001	$43,269	$3,000	$0	0	$180
Chief Financial Officer

1 Mr. John Sams, who was appointed to the position of President on February 24, 2000, assumed the additional duty of Chief Executive Officer on January 19, 2001. He previously served as Senior Vice President Business Development from August 9, 1999 through February 24, 2000. Mr. Sams is 51 years of age. Of the options to purchase 75,000 shares granted to Mr. Sams in the fiscal year 2000, 30,000 shares are exercisable within 60 days of June 3, 2002, and an additional 15,000 shares become exercisable on each February 25, 2002, 2003 and 2004. Of the options to purchase 25,000 shares granted to Mr. Sams in the fiscal year 2001, 10,000 shares are exercisable within 60 days of June 3, 2002 and an additional 5,000 shares become exercisable on each January 1, 2003, 2004 and 2005. Of the options to purchase 30,000 shares granted to Mr. Sams in fiscal year 2002, 6,000 shares are exercisable within 60 days of June 3, 2002 and an additional 6,000 shares become exercisable on each November 2, 2002, 2003, 2004 and 2005. All other compensation for Mr. Sams consists of matching Company contributions of $2,588 and $3,375 made pursuant to the Company’s Retirement Savings Plan in fiscal 2002 and 2001, respectively; and payment of annual life insurance premiums of $1,800, $918 and $504 respectively in fiscal 2002, 2001 and 2000.
2 Mr. Neil Davis was appointed to the position of Sr. Vice President — Operations on April 5, 1999. He previously served as Vice President, Aftermarket from June 1, 1998 to March 31, 1999. Prior to joining the Company Mr. Davis held several management positions with Browning-Ferris Industries, Inc. from 1986 to 1998. Mr. Davis is 48 years of age. Of the options to purchase 15,000 shares granted to Mr. Davis in fiscal year 2002, 3,000 shares are exercisable within 60 days of June 3, 2002 and an additional 3,000 shares become exercisable on each November 2, 2002, 2003, 2004 and 2005. Of the option to purchase 20,000 shares granted to Mr. Davis on January 19, 2001, 8,000 shares are currently exercisable within 60 days of June 3, 2002, and an additional 4,000 shares become exercisable on each of January 19, 2003, 2004 and 2005. Of the option to purchase 10,000 shares granted on July 28, 2000, 6,000 shares are currently exercisable within 60 days of June 3, 2002, and an additional 2,000 shares become exercisable on each of July 28, 2003 and 2004. Of the option to purchase 25,000 shares granted on March 19, 1999, 20,000 shares are currently exercisable within 60 days of June 3, 2002, and an additional 5,000 shares become exercisable on March 19, 2003. Of the option to purchase 15,000 shares granted on July 31, 1998, all 15,000 shares are currently exercisable within 60 days of June 3, 2002. All other compensation for Mr. Davis consists of matching Company contributions made pursuant to the Company’s Retirement Savings Plan of $2,583, $2,550 and $1,952, respectively, in fiscal 2002, 2001 and 2000 and payment of annual life insurance premiums of $816, $816, and $579 respectively in fiscal 2002, 2001, and 2000.
[3] Effective February 23, 2001, Mr. Rychlak became Senior Vice President and Chief Financial Officer. He previously served the Company as the interim Chief Financial Officer from December 18, 2000 through February 22, 2001. Prior to joining the Company Mr. Rychlak served as Chief Financial Officer of Liberty Health System/ Bon Secours Health System of Baltimore from 1991 to 1999. Mr. Rychlak is 45 years of age. Of the options to purchase 20,000 shares granted to Mr. Rychlak in fiscal year 2002, 8,000 shares are exercisable within 60 days of June 3, 2002 and an additional 4,000 shares become exercisable on each April 3, 2003, 2004 and 2005. Of the additional options to purchase 20,000 shares granted to Mr. Rychlak in fiscal year 2002, 4,000 shares are exercisable within 60 days of June 3, 2002 and an additional 4,000 shares become exercisable on each November 2, 2002, 2003, 2004 and 2005. All other compensation for Mr. Rychlak consists of matching Company contributions made pursuant to the Company’s Retirement Savings Plan of $2,869 in fiscal 2002 and payment of annual life insurance premiums of $720 and $180 respectively in fiscal 2002 and 2001.

Employment Agreement

      The Company and Mr. Sams are parties to an employment agreement dated February 25, 2000 which provides that Mr. Sams as President receives: (i) a base salary set each year by the Compensation Committee and a target cash incentive from the Management Incentive Program based upon the attainment of predetermined profitability levels and the successful completion of Company objectives set at the beginning of each fiscal year; (ii) an initial award of an option to purchase 75,000 shares of the Company’s Common Stock effective February 25, 2000 at an exercise price of $2.56 per share; and (iii) in the event of termination of the employment agreement by the Company, a severance payment equal to one times the annual salary in effect in the month prior to termination. Mr. Sams is also bound to a non-competition covenant during the period of such severance payments.

Retirement Plan

      The Company maintains a noncontributory Retirement Plan for Salaried Employees (the “Retirement Plan”) which is qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and covers all salaried employees, including executive officers. The Retirement Plan provides for annual payments upon retirement at the normal retirement age (generally age 65). An employee’s retirement payment is equal to the sum determined by adding together for each year of service (i) an amount equal to 1.5% of the participant’s earnings for the year, plus (ii) 1% of the participant’s earnings for each year of service through December 31, 1988 in excess of the social security wage base, .65% of the participant’s earnings for each year of service from and after January 1, 1989 in excess of his or her covered compensation. For purposes of calculating benefit amounts, “earnings” is defined as the total amount of remuneration paid or accrued for services rendered during each Plan year (but excluding forms of extraordinary service) and “covered compensation” is defined for any Plan year as the average without indexing, of the social security wage base in effect for each calendar year during the prescribed period. Amounts payable are subject to deductions (i) to comply with any limitations imposed by the Code which may be applicable at the time of payment, and (ii) to integrate such amounts with any Social Security benefits to which the employee may be entitled at retirement. Benefits provided under the Retirement Plan are also subject to limitations set forth in Section 415 of the Code. In no event, however, may the retirement payment be less than $17.00 per month multiplied by the number of years (including fractional years) of credited service. The Retirement Plan also provides benefits for employees who are disabled, die or terminate employment after specified years of credited service.

      Assuming that (1) the annual compensation for each individual named in the cash compensation table remains the same; (2) the covered compensation remains the same; (3) the current retirement plan formula remains the same; and (4) each individual named in the table continues to work until the normal retirement age of 65, and subject to other limitations set forth in Section 415 and 401 of the Code, the accrued annual benefit under the Retirement Plan would be $63,371 for Mr. Sams, $73,955 for Mr. Davis and $60,822 for Mr. Rychlak.

OPTION GRANTS IN LAST FISCAL YEAR

      The following table sets forth certain information at March 31, 2002 and for the fiscal year then ended with respect to stock options granted to and exercised by the individuals named in the Summary Compensation Table.

	INDIVIDUAL GRANTS

	Number of	Percent of			Value at Assumed
	Securities	Total			Annual Rates of Stock
Name	Underlying	Options/SARs	Exercise		Price Appreciation For
	Options/SARs	Granted to	or Base		Option Term[2]
	Granted[1]	Employees in	Price Per	Expiration
	#	Fiscal Year[3]	Share[2]	Date	5%($)	10%($)

John L. Sams	30,000	20.1%	$3.50	11/2/06	$29,100	$64,200

Neil R. Davis	15,000	10.1%	$3.50	11/2/06	$14,550	$32,100

Lawrence Rychlak	20,000	26.8%	$1.96	4/3/06	$10,800	$24,000
	20,000		$3.50	11/2/06	$19,400	$42,800

1Options granted (i) have a five-year term, subject to earlier termination in the event of termination of employment, and (ii) are exercisable immediately to the extent of twenty percent of the shares, with additional shares vesting at the rate of twenty percent per year over the four years following the grant, and (iii) the exercise price of the options held by the executive officers is the market value of the Company’s stock on the day preceding the date of grant.
2The dollar amounts under these columns use the 5% and 10% rates of appreciation prescribed by the Securities and Exchange Commission. The 5% and 10% rates of appreciation would result in per share prices of $2.50 and $3.16 with respect to the options expiring on April 3, 2006 and $4.47 and $5.64 with respect to the options expiring on November 2, 2006. This presentation is determined based upon assumed rates of appreciation and is not intended to forecast possible future appreciation of the price or value of the Company’s stock. The actual value, if any, an executive may realize will depend on the actual appreciation, if any, of the price of the Company’s stock following option grant.
3During fiscal year 2002, 149,000 shares were granted under the 1998 Stock Option Plan.

OPTIONS EXERCISED IN 2002 AND 2002 YEAR-END OPTION VALUES

			Number of Unexercised		Value of Unexercised

					In-The-Money
			Options/SARs		Options/SARs at 2002
			At 2002 Year-End(#)		Year-End[1]($)

	Shares	Value[2]
Name	Acquired on	Realized	Exercisable[3]	Unexercisable	Exercisable[3]	Unexercisable
	Exercise(#)	($)

John L. Sams	0	0	61,000	69,000	$140,735	$145,140

Neil R. Davis	0	0	52,000	33,000	$95,865	$71,835

Lawrence Rychlak	0	0	12,000	28,000	$23,280	$56,840

1No executive officer exercised any options during the year ended March 31, 2002.
2Calculated on the basis of the full market value of the underlying securities at the exercise date or year end, as the case may be, minus the exercise price. The closing price of the Common Stock at year-end was $4.87 per share. Options are “in-the-money” if the closing price of the Common Stock exceeds the exercise price of the options.
3Exercisable within 60 days of June 3, 2002.

PERFORMANCE GRAPH

      The following graph reflects a comparison of the cumulative total shareholder return (change in stock price plus reinvested dividends) of an initial $100 investment from March 31, 1997 in each of the Company’s Common Stock, the Standard & Poor’s 500 Composite Stock Price Index, and a peer group selected by the Company (“New Peer Group“1). The New Peer Group consists of BHA Group Holding, Crown Anderson, MFRI, Inc., Peerless Manufacturing Company, Met-Pro Corporation, Fuel-Tech N.V. and the Company. The comparisons in this table are required by the Securities and Exchange Commission and, therefore, are not intended to forecast or be indicative of possible future performance of the Company’s stock.

1 Met-Pro Corporation and Fuel-Tech N.V. were added to the peer group because both are involved in similar lines of business and have comparable market capitalization as EEC. EA Engineering Science & Technology was removed from the peer group because it was taken private in 2001 and ITEQ, Inc. was removed because it is no longer in business.

Environmental Elements Corporation

Cumulative Total Stockholder Return

As of	3/97	3/98	3/99	3/00	3/01	3/02

EEC	100.0	235.3	141.2	103.0	94.1	229.1

S&P 500	100.0	148.0	175.3	206.8	161.9	162.3

New Peer Group	100.0	120.7	76.8	77.8	105.9	153.0

Old Peer Group	100.0	120.2	67.8	68.8	96.7	130.7

      The following report of the Compensation Committee of the Board of Directors, together with the Performance Graph on the preceding page, shall not be deemed to be incorporated by reference into any prior or subsequent filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934.

  REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Compensation Principles for Executive Officers

      The Compensation Committee provides oversight of policies under which the Company’s Chief Executive Officer and other executive officers are compensated.

      The philosophy of the Company is to have a total compensation structure which compares favorably to the average compensation provided by the Company’s principal competition and which reflects the specific objectives of the Company. Variable rather than fixed compensation opportunities are emphasized, and performance achievements that contribute to growth in the value of shareholder stock will be rewarded by bonuses such as will bring total compensation to the levels paid by competition.

      In setting executive officer base salaries and target bonuses for fiscal 2003, the Committee considered the recommendations of management, compensation paid to professional peers within the Company’s competitors, the Committee’s own subjective evaluations of the executive officers, and information compiled by the Company regarding prevailing salaries for executives offered by such competition. Guided by this information, compensation ranges were established and individual executive compensation within these ranges was determined based upon the individual’s responsibilities and performance.

      The Company’s compensation program for executive officers is comprised of the following key compensation elements:

      1. Annual base salaries for executive officers are positioned conservatively compared to appropriate companies in the air pollution control industry, taking into account such factors as size and geographic location and, with respect to each officer, the individual officer’s experience and performance. All employees, including executive officers, are part of the Company’s comprehensive structured job-rating system. The rate ranges for this system are reviewed annually and revisions, if any, are determined by reference to the appropriate industry-related salary surveys and independent consultants’ advice.

      2. Annual bonus incentives for each executive are targeted to produce incentive compensation consistent with industry norms to reward achievement of the Company’s profit plan. Individual award levels reflect the contribution of each executive toward the achievement of these goals. Reward to executives for past performance through such bonus program appropriately places a substantial component of executives’ pay at risk based on Company performance as measured by its attainment, or non-attainment, of profit and other goals. In fiscal 2002, bonuses of $75,041, $45,595 and $37,616, respectively, were earned by Mr. Sams, Mr. Davis and Mr. Rychlak.

      3. Periodically, the Compensation Committee grants stock options to executive officers and other key employees. Such awards are designed to encourage executives to have an equity ownership in the Company and to incentivize such recipients to attain mid- and longer-term increases in shareholder value. Options to purchase 30,000 shares, 15,000 and 40,000 shares respectively were granted to Mr. Sams, Mr. Davis, and Mr. Rychlak in fiscal 2002.

Basis of President’s Compensation

      For the year ended March 31, 2002, Mr. Sams received total cash compensation of $312,541. Mr. Sams is a participant in the Company’s Stock Option Plan. As with all management and salaried employees, Mr. Sams’ compensation was derived from the Company’s job rating system, analysis of industry, competitive practices, his individual performance and the Company’s performance.

      This report is being submitted by the Compensation Committee:

Compensation Committee

Richard E. Hug (Chairman)

Barry Koh
F. Bradford Smith
John C. Nichols

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During fiscal 2002, Mr. Hug served on the Board’s Compensation Committee. The Company leases office space in its headquarters building to a corporation of which Mr. Hug is a director and shareholder. During the fiscal year ended March 31, 2002, lease payments payable to the Company under the agreement of lease were $133,548. Management believes that the lease is on terms no less favorable to the Company than could have been obtained from an unaffiliated third party.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      See the transaction described under the caption “Compensation Committee Interlocks and Insider Participation” on this page.

REPORT OF THE AUDIT COMMITTEE

      The report is not deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission (the “SEC”) or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the “1934 Act”), and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Corporation under the Securities Act of 1933 or the 1934 Act.

      The Audit Committee (the Committee) comprises three directors, all of whom meet the independence and experience requirements of the AMEX listing standard. The Audit Committee’s responsibilities are as described in the written charter adopted by the Board. The Committee recommends to the Board of Directors the selection of the Company’s independent auditors.

      In fulfilling its responsibilities, the Committee has reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended March 31, 2002 with the Company’s management and Arthur Andersen LLP (Arthur Andersen), the Company’s independent auditors.

      The Committee has discussed with Arthur Andersen the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the Committee has received the written disclosures and the letter from Arthur Andersen required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees and has discussed with Arthur Andersen its independence from the Company and its management.

      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements for the Company for the fiscal year ended March 31, 2002 be included in the 2002 Annual Report to Stockholders which will be included in the Annual Report on Form 10-K for the year ended March 31, 2002 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Joseph J. Duffy, Chairman

Samuel T. Woodside
F. Bradford Smith

ITEM 2

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

      Arthur Andersen LLP has served as the Company’s independent public accountants since the 1983 fiscal year. Due to the challenges facing Arthur Andersen as a result of the indictment by the United States Justice Department, the Board of Directors of the Company, upon the recommendation of the Audit Committee, has decided to replace them as its independent public accountants.

      The Board of Directors has selected Ernst & Young LLP to serve as the independent public accountants of the Company for the fiscal year ending March 31, 2003. This selection will be submitted for ratification at the Annual Meeting. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. In the absence of instruction to the contrary, the shares represented by properly executed proxies will be voted in favor of the selection of Ernst & Young LLP to serve as independent public accountants.

ANNUAL REPORT

      The Annual Report to Stockholders (including financial statements) for the fiscal year ended March 31, 2002, together with a copy of the Annual Report on Form 10-K as filed with the Securities and Exchange Commission but exclusive of exhibits, is available to all stockholders without charge by written request to the Office of the Secretary, 3700 Koppers Street, Baltimore, MD 21227. The Company additionally undertakes to provide stockholders with copies of exhibits, at stockholder’s expense, upon written request.

      One annual report and proxy is being directed to the Stockholders who share an address in accordance with Exchange Act Rule 14a-3(e)(1) unless the Company has received contrary instructions from one or more of the Stockholders. The Company shall promptly deliver a separate copy of the annual report or proxy statement, as applicable, to a Stockholder at a shared address to which a single copy of the documents was delivered upon request. The Company shall provide any Stockholder who currently receives a shared annual report or proxy statement with a separate copy in the future upon request. Additionally, Stockholders who currently receive multiple copies of the annual report and proxy statement to a shared address may request that only one copy of each be provided in the future. Such requests should be directed to Harriet G. Gold, 3700 Koppers St., Baltimore, MD, 21227.

OTHER MATTERS

      Management is not aware of any matters to come before the meeting which will require the vote of stockholders other than those matters indicated in the Notice of Meeting and this Proxy Statement. However, if any other matter calling for stockholder action should properly come before the meeting or any adjournments thereof, those persons named as proxies in the enclosed proxy form will vote thereon according to their best judgment.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who hold more than ten percent of the Common Stock of the Company to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock. Executive officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company’s knowledge, based upon review of the copies of such reports, all Section 16(a) filings required of its executive officers, directors and greater than ten percent shareholders for the fiscal year ended March 31, 2002, other than as described below, were made on a timely basis. Several Form 4s were timely mailed but stamped received after the filing deadline by the SEC including two Form 4s for Mr. Richard Hug, one such form reporting disposition of shares and one reporting an annual director fee, one Form 4 for Mr. Barry Koh, such form reporting an annual director fee award and one Form 4 for Mr. Jack Nichols, such form reporting an annual director fee award, each a director of the Company. Other Form 4s inadvertently not timely filed include four Form 4s for Mr. Jack Nichols, such forms reporting disposition of shares, one Form 4 for Mr. Richard Hug, such form reporting disposition of shares, one Form 4 for Mr. Sam Woodside, such form reporting an annual director fee, and one Form 4 for Mr. Joe Duffy, such form reporting an annual director fee, each a director of the Company. To the Company’s knowledge based solely on its review of the forms received by it, no executive officer, director or greater than ten percent shareholder has failed to file any required form.

FEES PAID TO INDEPENDENT AUDITORS

      Audit Fees: The aggregate fees billed for professional services rendered by Arthur Andersen LLP, the Company’s independent auditors, in connection with the audit and review of the 2002 financial statements, including quarterly reviews, were approximately $136,000.

      All other Fees: The aggregate of all other fees billed for professional services during 2002 by Arthur Andersen LLP was approximately $65,000.

      The Audit Committee has considered whether the services rendered by the independent auditors with respect to the foregoing fees are compatible with maintaining their independence.

Deadline for Receipt of Stockholders Nominations and Proposals

      The Company’s By-Laws provide that, in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or to propose business for consideration at such meeting, notice must be delivered to the Secretary of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. In order for a stockholder to propose director nominations or other business for consideration at the 2002 Annual Meeting, the stockholder must deliver notice to the Secretary between May 3, 2002 and June 3, 2002. All stockholder proposals intended to be presented at the 2003 Annual Meeting must otherwise comply with the rules of the Securities and Exchange Commission for inclusion in the Company’s proxy statement and form of proxy relating to that meeting. Any stockholder desiring a copy of the Company’s By-Laws will be furnished one without charge upon written request to the Secretary.

      Under regulations of the Securities and Exchange Commission, stockholder proposals must be received in writing by the Company on or before February 21, 2002 in order to be considered for inclusion in the proxy material for the 2003 Annual Meeting.

By Order of the Board of Directors,

John C. Nichols, Secretary

Baltimore, Maryland

June 24, 2002

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2 BELOW.	Please mark
	your votes as	☒
indicated in
this example

1.	Proposal to elect 01 Samuel T. Woodside and 02 F. Bradford Smith as Directors for a three-year term ending in 2005.

				FOR	AGAINST	ABSTAIN
FOR the nominees listed above (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed above	2.	Proposal to ratify the selection of Ernst &Young LLP as the Company’s independent public accountants for the fiscal year ending March 31, 2003.	[ ]	[ ]	[ ]
[ ]	[ ]		I PLAN TO ATTEND THE MEETING			[ ]

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)	This Proxy when properly executed will be voted in the manner specified herein by the undersigned stockholder. Unless otherwise specified, the shares will be voted for Proposals 1 and 2. In their discretion, the proxies are authorized to vote upon such other business that may properly come before the meeting.

This Proxy is Solicited on Behalf of the Board of Directors. It may be revoked prior to its exercise.

Dated: ________________________________, 2002
__________________________________________ __________________________________________ Signature of Stockholder(s)

NOTE: Signature should agree with name on stock certificate as printed hereon. Executors, administrators, trustees and other fiduciaries should so indicate when signing. When shares are jointly owned, both owners should sign.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.

á  FOLD AND DETACH HERE   á

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 4:00 PM Eastern Time the business day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.eproxy.com/eec		1-800-435-6710
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

ENVIRONMENTAL ELEMENTS CORPORATION
3700 Koppers Street, Baltimore, MD 21227
PROXY
Annual Meeting • August 1, 2002

     The undersigned hereby appoints Samuel T. Woodside and John C. Nichols, and each of them, as proxies with the power to appoint his substitute, to represent and to vote all shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Environmental Elements Corporation, to be held on Thursday, August 1, 2002, at 9:00 a.m., and at any adjournment thereof.

Please sign on the reverse side

á  FOLD AND DETACH HERE   á